EXHIBIT 10.29

ALLIQUA, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

1. Grant of Option. Pursuant to this nonqualified stock option agreement (this “Agreement”), Alliqua, Inc., a Florida corporation (the “Company”), hereby grants to

               Kenneth Pearsen
 (the “Optionee”)

an option (the “Stock Option”) to purchase a total of one hundred fifty thousand (150,000) full shares (the “Optioned Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $0.10 per share (being greater than the fair market value per share of the Common Stock on the Date of Grant). The “Date of Grant” of this Stock Option is November 27, 2012. The “Option Period” shall commence on the Date of Grant and shall expire on the fifth (5th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 3 below. The Stock Option is a nonqualified stock option. This Stock Option is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting; Time of Exercise. Except as specifically provided in this Agreement, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows: one hundred percent (100%) of the total Optioned Shares shall be vested and exercisable as of the Date of Grant.

3. Term; Forfeiture; Definitions. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

a. 5 p.m. on the date the Option Period terminates; or

b. 5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 6 hereof.

4. Who May Exercise. Subject to the terms and conditions set forth in Sections 2 and 3 above, during the lifetime of the Optionee, the Stock Option may be exercised only by the Optionee, or by the Optionee’s guardian or personal or legal representative. If the Optionee’s termination of service is due to his death prior to the dates specified in Section 3 hereof, and the Optionee has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 2 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Optionee at any time prior to the earliest of the dates specified in Section 3 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Optionee; provided that the Stock Option shall remain subject to the other terms of this Agreement, and applicable laws, rules, and regulations.

5. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of Common Stock shall be issued.

6. Manner of Exercise. Subject to such administrative regulations as the Company may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) if the Company, in its sole discretion, so consents in writing, Common Stock (including restricted stock) owned by the Optionee on the Exercise Date, valued at its fair market value on the Exercise Date, and which the Optionee has not acquired from the Company within six (6) months prior to the Exercise Date, (c) if the Company, in its sole discretion, so consents in writing, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion. In the event that shares of restricted stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of restricted stock used as consideration therefor shall be subject to the same restrictions and provisions as the restricted stock so tendered.

Upon payment of all amounts due from the Optionee, the Company shall either cause certificates for the Common Stock then being purchased to be delivered to the Optionee (or the person exercising the Optionee’s Stock Option in the event of his death) or cause the Common Stock then being purchased to be electronically registered in the Optionee’s name (or the name of the person exercising the Optionee’s Stock Option in the event of his death), promptly after the Exercise Date. The obligation of the Company to deliver or register such shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then that portion of the Optionee’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Optionee.

7. Nonassignability. The Stock Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution.

8. Rights as Shareholder. The Optionee will have no rights as a shareholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Optionee or the registration of such shares in the Optionee’s name for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Optionee, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

9. Adjustments and Related Matters. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of the Stock Option, then the Company shall adjust any or all of the following so that the fair value of the Stock Option immediately after the transaction or event is equal to the fair value of the Stock Option immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or other securities or property) subject to the Stock Option, (ii) the exercise price of the Stock Option; provided, however, that the number of shares of Common Stock (or other securities or property) subject to the Stock Option shall always be a whole number. The Company shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive. Notwithstanding anything herein to the contrary, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Stock Option or this Agreement to violate Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Upon the occurrence of any such adjustment, the Company shall provide notice to the Optionee of its computation of such adjustment which shall be conclusive and shall be binding upon the Optionee.

10. Nonqualified Stock Option. The Stock Option shall not be treated as an “incentive stock option” under Section 422 of the Code.

11. Voting. The Optionee, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13. Optionee’s Representations. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all applicable laws, rules, and regulations.

14. Investment Representation. Notwithstanding anything herein to the contrary, the Optionee hereby represents and warrants to the Company, that:

a.           The Common Stock that will be received upon exercise of the Stock Option are acquired for investment purposes only for the Optionee’s own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b.           The Optionee, alone or together with the Optionee’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Optionee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the exercise of the Stock Option and holding such Common Stock;

c.           The Optionee has had access to all of the information with respect to the Common Stock underlying the Stock Option that the Optionee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Stock Option;

d.           The decision of the Optionee to acquire the Common Stock upon exercise of the Stock Option for investment has been based solely upon the evaluation made by the Optionee;

e.           The Optionee understand that the Common Stock underlying the Stock Option constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. The Optionee further understands that the Common Stock underlying the Stock Option must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f.           The Optionee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Stock Option and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g.           The Optionee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

15. Optionee’s Acknowledgments. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company, upon any questions arising under this Agreement.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida (excluding any conflict of laws rule or principle of Florida law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Optionee the right to continue in the employ or to provide services to the Company or any subsidiary, whether as an employee or as a contractor or as an outside director, or interfere with or restrict in any way the right of the Company or any subsidiary to discharge the Optionee at any time.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Optionee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.           Notice to the Company shall be addressed and delivered as follows:

Alliqua, Inc.
850 Third Avenue, Suite 1801
New York, NY 10022
Attn: President
Facsimile: (646) 218-1401

b.           Notice to the Optionee shall be addressed and delivered as set forth on the signature page.

26. Tax Requirements. The Optionee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. The Company may, in its sole discretion, also require the Optionee receiving shares of Common Stock to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Optionee’s income arising with respect to the Stock Option. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Optionee to the Company of shares of Common Stock that the Optionee has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Optionee.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

ALLIQUA, INC.

By:	/s/ James Sapirstein
Name:	James Sapirstein
Title:	Chief Executive Officer

OPTIONEE:

/s/ Kenneth Pearsen
Signature

Name:	Kenneth Pearsen
Address: